As filed with the Securities and Exchange Commission on October 6, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REAL INDUSTRY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	46-3783818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15301 Ventura Boulevard, Suite 400

Sherman Oaks, CA 91403

(805) 435-1255

(Address, including ZIP code, and telephone number, including area code, of Registrant’s principal executive offices)

Craig T. Bouchard

Chairman of the Board & CEO

Real Industry, Inc.

15301 Ventura Boulevard, Suite 400

Sherman Oaks, CA 91403

(805) 435-1255

(Name, address, including ZIP code, and telephone number, including area code, of Registrant’s agent for service)

Copies to:

Murray A. Indick, Esq.

John Rafferty, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

(415) 268-7200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered/proposed maximum offering price per unit/proposed maximum aggregate offering price	Amount of Registration Fee
Common Stock, $0.001 par value per share	(1)(2)
Preferred Stock, $0.001 par value per share	(1)(3)
Debt Securities	(1)(4)
Warrants	(1)
Subscription Rights	(1)
Units	(1)
Total	$700,000,000(5)	$49,995.43

(1)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.
(2)	Includes rights to acquire common stock of the Company under any stockholder rights plan then in effect, if applicable under the terms of any such plan, as well as such number of shares of common stock that may be issued (a) upon conversion of or exchange for any preferred shares of common stock, or debt securities that provide for conversion into shares of common stock or (b) upon exercise of warrants to purchase shares of common stock.
(3)	Includes rights to acquire preferred stock of the Company under any stockholder rights plan then in effect, if applicable under the terms of any such plan.
(4)	Includes senior debt securities, senior subordinated debt securities and subordinated debt securities.
(5)	Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities, depositary shares or preferred stock or upon exercise of common stock warrants or subscription rights registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $700,000,000.
(6)	As discussed below, pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes a total of $203,521,092 of unsold securities that had been previously registered and for which the registration fee had been previously paid.

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include $203,521,092 of unsold common stock, preferred stock, debt securities, warrants, subscription rights and units of the Registrant previously registered on the Registration Statement of Real Industry, Inc. (previously Signature Group Holdings, Inc.) on Form S-3 (Registration No. 333-191020), which the Registrant refers to as the “Prior Registration Statement”. In connection with the registration of such unsold securities on the Prior Registration Statement, Registrant paid a registration fee of $27,760.27, which will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement, if not previously terminated, will be deemed terminated as of the date of effectiveness of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 6, 2015.

PROSPECTUS

REAL INDUSTRY, INC.

$700,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

We may offer and sell up to $700,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is quoted on the NASDAQ Global Select Market, or the “NASDAQ”, under the symbol “RELY.” On October 2, 2015, the last reported sale price of our common stock on the NASDAQ was $9.15 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2015.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we are filing with the U.S. Securities and Exchange Commission, or the “SEC”, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings, up to a total dollar amount of $700,000,000, as described in this prospectus. Each time we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Available Information” and “Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the dates on their respective covers, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Real Industry,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Real Industry, Inc. and its consolidated subsidiaries, unless otherwise specified.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any related prospectus supplement and the documents we incorporate by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as “will,” “predict,” “continue,” “forecast,” “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “may” and “assume,” as well as variations of such words and similar expressions referring to the future.

Forward-looking statements involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” below, those discussed under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2014, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus and any related prospectus supplement. See “Available Information” and “Incorporation by Reference” for information about how to obtain copies of those documents.

All forward-looking statements in this prospectus and any related prospectus supplement and the documents incorporated by reference herein and therein are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

AVAILABLE INFORMATION

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.realindustryinc.com. You may access our reports and amendments to those reports filed with the SEC, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC free of charge at our website. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we are filing with the SEC and do not contain all of the information in the registration statement or the exhibits and schedules filed therewith. The full registration statement may be obtained from the SEC or us, as provided above. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus conflicts, modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any Compensation Committee report or performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

On October 6, 2015, we filed a Current Report on Form 8-K that retrospectively reclassifies the presentation of our consolidated financial statements from that initially filed with the SEC in our annual report on Form 10-K for the year ended December 31, 2014. We retrospectively reclassified our consolidated financial statements to reflect our business that was divested during fiscal year 2015 as discontinued operations. This conforms with the presentation of these businesses in our interim consolidated financial statements for the quarterly periods ended March 31, 2015 and June 30, 2015.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 16, 2015.

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015, and June 30, 2015, filed with the SEC on May 12, 2015 and August 17, 2015, respectively.

•	The portions of our Definitive Proxy Statement on Schedule 14A (filed on April 20, 2015) that were incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

•	Our Current Reports on Form 8-K, filed with the SEC on January 12, 2015 (two), January 15, 2015, January 21, 2015 (two), January 27, 2015, February 2, 2015, February 5, 2015, February 10, 2015, February 23, 2015, February 25, 2015, March 5, 2015, March 13, 2015, March 19, 2015, April 2, 2015, April 16, 2015, April 30, 2015, May 11, 2015, June 1, 2015, June 25, 2015, June 29, 2015, July 9, 2015 and October 6, 2015.

•	All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

REAL INDUSTRY, INC.

15301 VENTURA BOULEVARD, SUITE 400

SHERMAN OAKS, CALIFORNIA 91403

TELEPHONE: (805) 435-1255

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

Real Industry, Inc., a Delaware Corporation and formerly known as Signature Group Holding, Inc., is a holding company that owns all of the outstanding interests of its two primary operating companies, Real Alloy Intermediate Holding, LLC (“Real Alloy Parent”) and SGGH, LLC (“SGGH”). Management expects to grow the Company through acquisitions, as well as through organic efforts within existing operations described below. Our current business strategy seeks to leverage our public company status, considerable federal and California net operating tax loss carryforwards (“NOLs”) and the experience of our executive management team to acquire operating businesses at prices and on terms that are aligned with our growth plans.

During the first quarter of 2015, the Company underwent a considerable transformation. On January 9, 2015, we completed the sale of North American Breaker Co., LLC (“NABCO”), which was previously the primary business within SGGH, LLC (“SSGH”), one of the operating companies wholly owned by Real Industry. On February 27, 2015, we acquired the global recycling and specification alloys business (the “Real Alloy Business”) of Aleris Corporation (“Aleris”) (such acquisition, the “Real Alloy Acquisition”). A portion of the proceeds of the sale of NABCO were used to fund the Real Alloy Acquisition.

Real Alloy Holding, Inc. (“Real Alloy”) is a wholly owned subsidiary of Real Alloy Parent and a global leader in third-party aluminum recycling, which includes the processing of scrap aluminum and by-products and the manufacturing of wrought, cast and specification or foundry alloys. Real Alloy offers a broad range of products and services to wrought alloy processors, automotive original equipment manufacturers, and foundries and casters. Real Alloy’s customers include companies that participate in or sell to the automotive, consumer packaging, steel and durable goods, aerospace, and building and construction industries. Real Alloy processes scrap aluminum and by-products and delivers recycled metal in liquid or solid form according to customer specifications. Real Alloy’s facilities are capable of processing industrial (new) scrap, post-consumer (old/obsolete) scrap, and various aluminum by-products, giving it a great degree of flexibility in reclaiming high-quality recycled aluminum. Real Alloy currently operates twenty-four facilities strategically located throughout North America and Europe.

Going forward, Real Industry’s focus is on the growth of the Real Alloy Business, as well as acquisitions of additional operating companies. We seek to acquire controlling interests in businesses with talented and experienced management teams, strong margins, and defensible market positions. We regularly consider acquisitions of businesses that operate in undervalued industries, as well as businesses that we believe are in transition or are otherwise misunderstood by the marketplace. Following any such acquisition, we plan to operate our businesses as autonomous subsidiaries. We anticipate that we will continue to use our securities to pursue value-enhancing acquisitions and leverage our considerable tax assets, as well as support the growth needs of our existing operating segments, as necessary.

Our principal executive offices are located at 15301 Ventura Boulevard, Suite 400, Sherman Oaks, California 91403, and our telephone number is (805) 435-1255.

RISK FACTORS

Investing in our securities involves significant risks. You should carefully consider the risk factors incorporated into this prospectus and any related prospectus supplement by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of our securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities, up to an aggregate of $700,000,000:

•	shares of common stock;

•	shares of preferred stock;

•	debt securities, which may be senior or subordinated, and may be convertible into or exchangeable for common stock;

•	warrants exercisable for debt securities, common stock or preferred stock;

•	rights to purchase any of such securities; and

•	units of debt securities, common stock, preferred stock or warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference or related free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or related free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or related free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Available Information” and “Incorporation by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, our amended and restated bylaws, the agreements referenced below and other applicable law. See “Available Information” and “Incorporation by Reference” for information on obtaining copies of our certificate of incorporation.

Our authorized capital stock consists of:

•	66,500,000 shares of common stock, $0.001 par value per share; and

•	10,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters submitted for action by the stockholders.

Dividend Rights. Subject to any preferential rights of any then outstanding preferred stock, all shares of our common stock are entitled to share equally in any dividends our Board may declare from legally available sources.

Liquidation Rights. Upon liquidation, dissolution or winding up of Real Industry, after payment in full of the amounts required to be paid to holders of any then outstanding preferred stock, all shares of our common stock are entitled to share equally (together with holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) in the assets available for distribution to stockholders after payment or provision for payment of all of Real Industry’s debts and liabilities.

Other Matters. The rights, preferences and privileges of holders of our common stock are subject to the terms of any series of preferred stock that may be issued in the future.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Dividend

The decision to pay dividends is made by our Board and is dependent on our earnings, management’s assessment of future capital needs, and other factors. We have not paid a dividend since the fourth quarter of 2006. We do not expect to pay any cash dividends on our common stock in the foreseeable future.

The terms of the Series B Preferred Stock issued in connection with the Real Alloy Acquisition provide for the payment of quarterly dividends, increasing from 7% for the first eighteen months after the issue date, to 8% for the twelve months thereafter, and to 9% thereafter, with dividends payable in kind for the first two years, and thereafter in cash. Other than dividends or distributions payable on our common stock in shares of common stock, the Series B Preferred Stock will rank superior to our common stock in the payment of accrued and accumulated dividends, declaration and payment of new dividends and distributions, and making of redemptions. In addition, without the consent of the holders of a majority of the Series B Preferred Stock, we are prohibited from paying dividends on our common stock for a period of two years after the Series B Preferred Stock is issued. Such two-year period will expire on February 26, 2017.

Preferred Stock

Our authorized capital stock includes 10,000,000 shares of preferred stock. Our Board is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, including the voting rights, dividend rights, redemption rights and terms, liquidation preferences, and conversion or exchange rights. Our Board could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of common stock and that could have certain anti-takeover effects. Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any series of preferred stock may be increased (but not above the number of authorized shares) or decreased (but not below the number of shares thereof then outstanding) by resolution adopted by our Board.

In connection with the Real Alloy Acquisition, we issued $25 million of a newly created Series B Preferred Stock to Aleris to be held in an escrow in order to secure Aleris’ indemnification obligations. The Series B Preferred Stock generally has no voting rights, except, among other customary matters, for any merger (unless the Series B Preferred Stock remains outstanding or is purchased at the liquidation preference), for any acquisition valued at more than 5% of the consolidated assets of the Company (so long as at least $10 million in aggregate principal amount of Series B Preferred Stock remain outstanding), or (for the first two years of the Series B Preferred Stock) for the declaration or payment of cash dividends on the common stock or generally the purchase, redemption or acquisition of common stock.

Certain Restrictions on Transfer of Shares

Our bylaws contain restrictions on transfer of shares that are intended to preserve certain of our tax benefits. The transfer restrictions apply until the earlier of (i) the repeal of Section 382 of the United States Internal Revenue Code of 1986, as amended (the “IRC”), or any successor statute if our Board determines that the bylaw restrictions are no longer necessary to preserve the tax benefits; (ii) the beginning of a taxable year with respect to which our Board determines that no tax benefits may be carried forward; or (iii) such other date as our Board shall fix in accordance with our bylaws.

Until the expiration of the transfer restrictions, any attempted transfer of our common stock or other equity securities shall be prohibited and void ab initio to the extent that, as a result of the transfer (or any series of transfers of which such transfer is a part), either (i) any person, entity or group would become a “4.9% Shareholder”, (ii) the percentage share ownership in the Company (as determined pursuant to IRC Section 382) of any 4.9% Shareholder would be increased, or (iii) any shareholder holding 5% or more of the total market value of our equity securities transfers, or agrees to transfer, any of our equity securities (excluding any transfers on the New York Stock Exchange).

A “4.9% Shareholder” is a person, entity or group that owns, directly or indirectly, 4.9% or more of our outstanding common stock, including shares deemed constructively owned or which otherwise would be aggregated with shares owned, pursuant to IRC Section 382.

Transfers to a new or existing “public group” of Real Industry, as defined in Treasury Regulation Section 1.382-2T(f)(13), are not prohibited. The transfer restrictions do not apply to transfers that have been approved by our Board in accordance with the procedures set forth in our bylaws.

Registration Rights

We issued and sold an aggregate of 1.25 million shares of our common stock for aggregate proceeds of $10.0 million in June 2010. We also issued warrants to purchase an aggregate of 1.5 million shares of common stock (the “Warrants”), vesting 20% on the issuance date and 20% each year thereafter on the anniversary of the issuance date. As of October 6, 2015, 1,468,333 Warrants remain outstanding.

We also entered into a registration rights agreement with the share purchasers and Warrant holders (the “2010 Registration Rights Agreement”), pursuant to which we agreed to use commercially reasonable efforts to register the purchased shares and the shares issuable upon exercise of the Warrants in accordance with the requirements of the Securities Act, pursuant to a resale shelf registration statement on Form S-3 or, if we are not eligible to use Form S-3, on a registration statement on Form S-1.The Company does not intend to file a Form S-1 or Form S-3 to register these shares because it is anticipated that any such shares may be sold pursuant to Rule 144 under the Securities Act without restriction or limitation.

Stockholder Rights Plan

On October 23, 2007, we adopted a stockholder rights plan pursuant to a rights agreement. The following description of the rights agreement is subject in its entirety to the terms and conditions of the rights agreement incorporated by reference hereto.

Exercisability of Rights. Pursuant to our rights agreement, one whole right attaches to each share of common stock outstanding. Each right entitles the registered holder to purchase from us a unit consisting of one one-thousandth (1/1000) of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, at a purchase price of $12.00 per Unit, subject to adjustment. The rights do not become exercisable until the earlier to occur of:

•	10 business days following a public announcement that a person or group has acquired beneficial ownership of 5% or more of our outstanding common stock (any such person or group is referred to as an acquiring person) that has not been approved by our Board, or

•	10 business days (or a later date as determined by our Board) following the commencement of a tender offer or exchange offer that would result in a person or entity becoming an acquiring person

The rights expire on November 2, 2017, unless they are redeemed or exchanged by us before that time.

“Flip-In” Feature. When a person or group becomes an acquiring person then each registered holder of a right, except for such person or group, will be entitled to purchase, for the purchase price, shares of our common stock having a then current market value equal to two times the purchase price of the right.

“Flip-Over” Feature. Subject to specified exemptions, in the event that we are involved in a merger in which we are not the surviving corporation, or our common stock is changed or exchanged, or fifty percent or more of our assets, cash flow or earning power is sold or transferred, each right will entitle the holder, other than an acquiring person, to purchase, upon exercise, a number of shares of common stock of the acquiring company having a then current market value of two times the purchase price of the right.

Redemption. We may, at our option, at any time prior to the close of business on the tenth day following the day a person or group becomes an acquiring person, redeem all of the then-outstanding rights at a redemption price of $.001 per right, subject to certain adjustments.

Exchange of Rights. At any time after a person or group becomes an acquiring person and prior to the acquisition by that person or group of fifty percent or more of our outstanding common stock, our Board may exchange the rights (other than rights owned by the acquiring person), in whole or in part, at an exchange ratio of one share of common stock, or one-thousandth of a share of preferred stock per right (subject to adjustment).

No Rights as a Stockholder. Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of ours and will not have the right to vote or to receive dividends by virtue of the right.

Amendment of the Rights. While the rights are redeemable, our Board may supplement or amend any provision of the rights agreement in any respect without the approval of any holders of rights or common shares. When the rights are no longer redeemable, our Board may supplement or amend the rights agreement without the approval of any holders of rights certificates to cure any ambiguity, to make changes that do not adversely affect the interests of the holders of rights (other than an acquiring person), or to shorten or lengthen any time periods under the rights agreement.

Anti-takeover Effects. Our rights agreement is designed to prevent an “ownership change” within the meaning of IRC Section 382 and thereby preserve our ability to utilize certain federal tax benefits. The rights could discourage, delay or prevent certain types of transactions involving an actual or potential change in control of the Company, including transactions in which stockholders might otherwise receive a premium for their shares over current market prices. The rights should not interfere with any merger or other business combination approved by our Board since we may amend the rights agreement to make it inapplicable to such a transaction or redeem the rights.

Anti-Takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board before the date the interested stockholder attained that status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or after the date the business combination is approved by the board, the business combination is authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any merger or consolidation involving the corporation or any majority-owned subsidiary and the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any majority-owned subsidiary of any stock of the corporation or of such subsidiary to the interested stockholder;

•	any transaction involving the corporation or any majority-owned subsidiary that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any majority-owned subsidiary.

In general, Section 203 defines “interested stockholder” to be any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. We have not opted out of this provision. Section 203 could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Certain Other Anti-Takeover, Limited Liability and Indemnification Provisions

Our certificate of incorporation and bylaws contain provisions that could make the acquisition of us by means of a tender offer, a proxy contest or otherwise, or to remove or replace our current management more difficult.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or one of its committees.

Number of Directors and Vacancies. Our bylaws permit the number of directors to be fixed by the Board, except that the number shall be not less than five nor more than eleven. Any vacancy on our Board may be filled by vote of a majority of our directors then in office.

“Blank Check” Preferred Stock. Our certificate of incorporation authorizes the issuance of “blank check” preferred stock that could be issued by our Board to increase the number of outstanding shares, making a takeover more difficult and expensive.

Amendments to Certificate of Incorporation and Bylaws. Any amendment to our certificate of incorporation requires approval by the Board and a majority of the total votes eligible to be cast by holders of our outstanding shares of capital stock. Our bylaws can be amended, rescinded or repealed by our Board, or by approval of the holders of a majority of the shares of our capital stock entitled to vote thereon at any annual or special meeting.

Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders can be called only by the Chairman of our Board, the president or chief executive officer, by action of our Board, or by a stockholder or group of stockholders holding collectively 35% or more of our outstanding shares.

Actions by Written Consent. Our bylaws prohibit stockholders from acting by written consent.

Limitation of Director Liability and Indemnification Arrangements. Our certificate of incorporation provides that none of our directors shall be personally liable to the Company or any of our stockholders for damages for breach of fiduciary duty as a director involving any act or omission of any such director or officer, except:

•	for any breach of the director’s duty of loyalty to the Company or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law, we must indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise against costs, charges, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person or on his or her behalf in connection with such action, suit or proceeding. We are not required to provide indemnification:

•	if the person did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company;

•	with respect to any criminal action or proceeding, if the person had reasonable cause to believe his or her conduct was unlawful;

•	in connection with an action, suit or proceeding initiated by such person against the Company unless such action, suit or proceeding, or part thereof, was authorized or consented to by the Board; or

•	in any derivative action, in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, except to the extent the court determines, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the court shall deem proper.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be senior, senior subordinated or subordinated obligations and, unless otherwise specified in the prospectus supplement, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be identified in the applicable prospectus supplement. We have summarized select portions of the indenture below. However, you should not rely on this summary because the indentures, and not this summary, define your rights as a holder of the debt securities. When the debt securities are offered in the future, a prospectus supplement and the information incorporated by reference, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement and information incorporated by reference will supplement and, if applicable, may modify or replace the general terms described in this section. This summary and any description of debt securities in the applicable prospectus supplement or information incorporated by reference is subject to and is qualified in its entirety by reference to all the provisions of the applicable indenture, as such indenture may be supplemented, amended or modified from time to time as provided therein. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

The registered holder of a debt security will be treated as the owner of it for all purposes. Only registered holders will have rights under the applicable indenture.

As used in this section only, “Real Industry,” “we,” “our” or “us” refer to Real Industry, Inc., excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board and set forth or determined in the manner provided in a resolution of our Board, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue debt securities under the indenture, which may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. Any guarantor of our debt securities will become a party to the indenture.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Unless we state otherwise in the applicable prospectus supplement, each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the “Depositary”, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•	we are the surviving corporation or the successor person (if other than Real Industry) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of their properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of thirty days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the thirty-day period);

•	default in the payment of principal of any security of that series at its maturity;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of sixty days after we receive written notice from the trustee or Real Industry and the trustee receive written notice from the holders of not less than twenty-five percent of the principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Real Industry; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within thirty days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than twenty-five percent of the principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•	the holders of not less than twenty-five percent of the principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within sixty days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series a notice of Default or Event of Default within ninety days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act (the “Act”).

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank, to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of a series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Equity warrants will not entitle holders to:

•	vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of Real Industry.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue or distribute subscription rights to our stockholders for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue subscription rights independently or together with other securities, and the subscription rights may be attached to or separate from any offered or distributed securities, and may or may not be transferrable by the stockholder receiving the subscription rights. In connection with any offering of subscription rights, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which the underwriters or other persons may agree to purchase any securities remaining unsubscribed for after such subscription rights offering. Each series of subscription rights will be issued under a separate subscription rights agreement to be entered into between us and a bank or trust company, as subscription rights agent, all as set forth in the prospectus supplement relating to the particular issue of subscription rights. The subscription rights agent will act solely as an agent of the Company in connection with the certificates relating to the subscription rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights.

The following summary of material provisions of the subscription rights are subject to, and qualified in their entirety by reference to, all the provisions of the certificates representing subscription rights applicable to a particular series of subscription rights. The terms of any subscription rights offered or distributed under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete certificates representing subscription rights that contain the terms of the subscription rights. The particular terms of any issue of subscription rights will be described in the prospectus supplement relating to the issue, and may include:

•	in the case of a distribution of subscription rights to our stockholders, the date for determining the stockholders entitled to the subscription rights distribution;

•	in the case of a distribution of subscription rights to our stockholders, the number of subscription rights issued or to be issued to each stockholder;

•	the aggregate number of shares of common stock or preferred stock or of debt securities purchasable upon exercise of such subscription rights and the exercise price;

•	the aggregate number of subscription rights being issued;

•	the extent to which the subscription rights are transferrable;

•	the date on which the holder’s ability to exercise such subscription rights shall commence and the date on which such right shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	a discussion of material federal income tax considerations;

•	any other material terms of such subscription rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such subscription rights; and

•	if applicable, the material terms of any standby underwriting, backstop or purchase arrangement that may be entered into by the Company in connection with the offering, issuance or distribution of subscription rights.

Each subscription right will entitle the holder of subscription rights to purchase for cash the number of shares of common stock or preferred stock or the principal amount of debt securities at the exercise price provided in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will be void and of no further force and effect.

Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock or principal amount of debt securities purchased upon exercise of the subscription rights. If less than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed shares of common stock or preferred stock or principal amount of debt securities directly to persons, which may be to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Until any subscription rights to purchase debt securities are exercised, the holder of any subscription rights will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any subscription rights to purchase common stock or preferred stock are exercised, the holders of the any subscription rights will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others that we sometimes refer to as indirect participants, which clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, who receive a credit for the securities in DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is recorded in the direct or indirect participant’s records. Beneficial owners of securities will not receive written confirmation of their purchases from DTC. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through whom they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least fifteen days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within ninety days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities may be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement, which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer may purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be quoted on the NASDAQ Global Select Market, but any other securities may or may not be quoted on the NASDAQ Global Select Market. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or “FINRA,” the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed eight percent of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless stated otherwise in an applicable prospectus supplement, Morrison & Foerster LLP will pass upon the validity of the securities offered pursuant to this prospectus for us.

EXPERTS

The consolidated financial statements of the Company and subsidiaries appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014 have been audited by Squar Milner LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and the Company management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The retrospectively reclassified consolidated financial statements of the Company and subsidiaries incorporated in this prospectus by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2015, have been audited by Squar Milner LLP, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such retrospectively reclassified consolidated financial statements as of December 31, 2014 have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The combined and consolidated financial statements of Real Alloy (Carve-Out of Certain Operations of Aleris Corporation) as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, appearing in the Company’s Current Report on Form 8-K filed with the SEC on June 29, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such combined and consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

PROSPECTUS

The date of this prospectus is                     , 2015.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the Registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$49,995.43
FINRA filings fees	*
Fees and expenses of the trustee	*
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Subscription agent’s fees and expenses	*
Miscellaneous	*

Total	$49,995.43

*	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Our certificate of incorporation and our bylaws provide in effect that, subject to certain limited exceptions, we may indemnify our directors and officers to the extent authorized and permitted by the Delaware General Corporation Law. We have also maintained policies to insure our directors and officers, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. In addition, we have entered into contracts with certain of our directors and officers providing for indemnification of such persons by us to the full extent authorized or permitted by law, subject to certain limited exceptions.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

Our restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, a director shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

Item 16.	Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sherman Oaks, the City of Los Angeles, California, on October 6, 2015.

REAL INDUSTRY, INC.

By:	/S/ CRAIG T. BOUCHARD
Craig T. Bouchard Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig T. Bouchard and Kyle Ross, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ CRAIG T. BOUCHARD Craig T. Bouchard	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 6, 2015

/S/ KYLE ROSS Kyle Ross	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 6, 2015

/S/ PETER C.B. BYNOE Peter C.B. Bynoe	Director	October 6, 2015

/S/ PATRICK DECONINCK Patrick Deconinck	Director	October 6, 2015

/S/ WILLIAM HALL William Hall	Director	October 6, 2015

/S/ PATRICK E. LAMB Patrick E. Lamb	Director	October 6, 2015

/S/ RAJ MAHESHWARI Raj Maheshwari	Director	October 6, 2015

/S/ PHILIP TINKLER Philip G. Tinkler	Director	October 6, 2015

EXHIBIT INDEX

Exhibit Number	Description	Form	File No.	Exhibit Number	Filing Date
1.1*	Form of Underwriting Agreement with respect to Debt Securities
1.2*	Form of Underwriting Agreement with respect to Common Stock
1.3*	Form of Underwriting Agreement with respect to Preferred Stock
1.4*	Form of Underwriting Agreement with respect to Warrants
1.5*	Form of Underwriting Agreement with respect to Units
3.1†	Second Amended and Restated Certificate of Incorporation of Real Industry, Inc.	8-K	000-15569	3.1	January 2, 2014
3.3†	Second Amended and Restated Bylaws of Real Industry, Inc.	8-K	000-15569	3.1	March 13, 2014
4.1†	Form of Series B Preferred Stock Certificate	8-K	001-08007	4.4	March 5, 2015
4.2†	Form of Stock Certificate for Common Stock of Real Industry, Inc.	8-K	001-08007	3.1	January 2, 2014
4.3†	Rights Agreement, dated October 23, 2007 (the “Rights Agreement”), between the Company and Mellon Investor Services LLC	8-K	001-08007	4.1	October 24, 2007
4.4†	First Amendment, dated as of July 28, 2011, to the Rights Agreement	8-K	001-08007	4.1	August 3, 2011
4.5	Form of Indenture with respect to Debt Securities
4.6*	Form of Debt Securities
4.7*	Form of Warrant
4.8*	Form of Warrant Agreement
4.9*	Form of Subscription Rights Agreement (including form of rights certificate)
4.10*	Form of Unit Agreement
5.1	Opinion of Morrison & Foerster LLP
23.1	Consent of Squar Milner LLP, independent registered public accounting firm
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm
23.3	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (incorporated by reference to the signature page hereto)
25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture filed as Exhibit 4.6 above

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
†	Incorporated by reference to the SEC filing indicated.